INVESTMENT MANAGEMENT SERVICES TRANSFER AGREEMENT

                  THIS TRANSFER AGREEMENT (the "Agreement"), dated as of September 29, 2005, is by and between Ameriprise Financial, Inc., a corporation organized under the laws of the State of Delaware (fka American Express Financial Corporation) (the "Transferor"), and RiverSource Investments, LLC, a limited liability company organized under the laws of the State of Minnesota (fka American Express Asset Management Group Inc.) (the "Transferee").

                  WHEREAS, Transferor has entered into the investment management services agreements listed on the attached Exhibit A, as such agreements have been amended, supplemented or revised from time to time (the "Investment Management Agreements"), with the parties listed on Exhibit A (the "Advisory Clients") on behalf of each of their underlying series (together, with the Advisory Clients, the "Funds");

                  WHEREAS, Transferee is a wholly-owned subsidiary of Transferor;

                  WHEREAS, Transferor is the managing member of Transferee;

                  WHEREAS, Transferor, as part of a corporate restructuring, has determined to transfer the Investment Management Agreements to Transferee, and Transferee has agreed to assume the rights and obligations of Transferor under the Investment Management Agreements, as set forth herein;

                  WHEREAS, Transferor has provided a copy of this Agreement, in the form set forth herein, to the Funds; and

                  WHEREAS, the transfer of the Investment Management Agreements pursuant to this Agreement will not result in (a) a change of actual control or management of the investment adviser to the Funds; (b) a material change in the nature or the level of actual investment management services provided to the Funds; or (c) a change in the investment management personnel who manage the assets of the Funds and, therefore, is not an assignment for purposes of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

                  NOW, THEREFORE, for and in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1. Transfer. Effective as of October 1, 2005, Transferor hereby assigns and transfers (collectively, the "Transfer") to Transferee all of Transferor's right, title, benefit, privileges and interest in and to, and all of Transferor's burdens, obligations and liabilities in connection with, the Investment Management Agreements; provided, however, that Transferor is not transferring or assigning, and shall remain responsible for, all liabilities that Transferor otherwise would have had but for the Transfer arising out of or otherwise relating to Transferor's performance under the Investment Management Agreements prior to the date of this Agreement. Transferee hereby accepts the Transfer and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Transferor to be observed, performed, paid or discharged from and after the date of this Agreement, in connection with the Investment Management Agreements. Except as provided herein, the Investment Management Agreements shall have the same force and effect as if such agreements were executed by Transferee.

     2. Books and Records. Transferor agrees to work with Transferee to effect an orderly transition of the books and records required to be transferred in connection with the transfer of the Investment Management Agreements, which transition shall not exceed a reasonable period of time following the transfer of the Investment Management Agreements. During the transition period, Transferor agrees to make any such books and records available to Transferee upon request.

     3. Further Actions. Transferor shall provide notice of the Transfer and a copy of this Agreement to the Funds to the extent required by the terms of the Investment Management Agreements.

     4. Entire Agreement; Amendment. This Agreement sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated hereby and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto.

     5. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date and year first above written.

                                       AMERIPRISE FINANCIAL, INC.



                                      By: /s/ James M. Cracchiolo
                                         -------------------------------------
                                      Name:   James M. Cracchiolo
                                      Title:  Chairman of the Board and
                                              Chief Executive Officer


                                      RIVERSOURCE INVESTMENTS, LLC



                                      By: /s/ William F. Truscott
                                          ------------------------------------
                                      Name:   William F. Truscott
                                      Title:  President, Chairman of the Board
                                              and Chief Investment Officer

                                    EXHIBIT A

                    Investment Management Services Agreements

Investment Management Services Agreements entered into between Ameriprise Financial, Inc. and the following Funds:

AXP California Tax-Exempt Trust
     RiverSource California Tax-Exempt Fund

AXP Discovery Series, Inc.
     RiverSource Core Bond Fund
     RiverSource Discovery Fund
     RiverSource Income Opportunities Fund
     RiverSource Inflation Protected Securities Fund
     RiverSource Limited Duration Bond Fund

AXP Equity Series, Inc.
     RiverSource Mid Cap Growth Fund

AXP Fixed Income Series, Inc.
     RiverSource Diversified Bond Fund

AXP Global Series, Inc.
     RiverSource Global Balanced Fund

AXP Government Income Series, Inc.
    RiverSource U.S. Government Mortgage Fund

 AXP Growth Series, Inc.
     RiverSource Disciplined Equity Fund
     RiverSource Large Cap Equity Fund
     RiverSource Large Cap Value Fund

AXP International Series, Inc.
     RiverSource European Equity Fund
     RiverSource International Opportunity Fund

AXP Investment Series, Inc.
     RiverSource Mid Cap Value Fund

AXP Market Advantage Series, Inc.
    RiverSource Portfolio Builder Aggressive Fund
    RiverSource Portfolio Builder Conservative Fund
    RiverSource Portfolio Builder Moderate Fund
    RiverSource Portfolio Builder Moderate Aggressive Fund
    RiverSource Portfolio Builder Moderate Conservative Fund

    RiverSource Portfolio Builder Total Equity Fund
    RiverSource S&P 500 Index Fund
    RiverSource Small Company Index Fund

AXP Money Market Series, Inc.
    RiverSource Cash Management Fund

AXP Partners International Series, Inc.
     RiverSource International Aggressive Growth Fund
     RiverSource International Equity Fund
     RiverSource International Select Value Fund
     RiverSource International Small Cap Fund

AXP Partners Series, Inc.
    RiverSource Aggressive Growth Fund
    RiverSource Fundamental Growth Fund
    RiverSource Fundamental Value Fund
    RiverSource Select Value Fund
    RiverSource Small Cap Equity Fund
    RiverSource Small Cap Value Fund
    RiverSource Value Fund

AXP Sector Series, Inc.
    RiverSource Dividend Opportunity Fund
    RiverSource Real Estate Fund

AXP Selected Series, Inc.
    RiverSource Precious Metals Fund

AXP Special Tax-Exempt Series Trust
    RiverSource Insured Tax-Exempt Fund
    RiverSource Massachusetts Tax-Exempt Fund
    RiverSource Michigan Tax-Exempt Fund
    RiverSource Minnesota Tax-Exempt Fund
    RiverSource New York Tax-Exempt Fund
    RiverSource Ohio Tax-Exempt Fund

AXP Strategy Series, Inc.
   RiverSource Equity Value Fund
   RiverSource Small Cap Advantage Fund
   RiverSource Small Cap Growth Fund
   RiverSource Strategy Aggressive Fund

AXP Tax-Exempt Series, Inc.
   RiverSource Intermediate Tax-Exempt Fund
   RiverSource Tax-Exempt Bond Fund

AXP Tax-Free Money Series, Inc.
   RiverSource Tax-Exempt Money Market Fund

AXP Variable Portfolio - Income Series, Inc.
   RiverSource Variable Portfolio - Core Bond Fund
   RiverSource Variable Portfolio - Diversified Bond Fund
   RiverSource Variable Portfolio - Global Bond Fund
   RiverSource Variable Portfolio - Global Inflation Protected Securities Fund RiverSource Variable Portfolio - High Yield Bond Fund
   RiverSource Variable Portfolio - Income Opportunities Fund
   RiverSource Variable Portfolio - Short Duration U.S. Government Fund

AXP Variable Portfolio - Investment Series, Inc.
   RiverSource Variable Portfolio - Emerging Markets Fund
   RiverSource Variable Portfolio - Growth Fund
   RiverSource Variable Portfolio - International Opportunity Fund RiverSource Variable Portfolio - Large Cap Equity Fund
   RiverSource Variable Portfolio - Large Cap Value Fund
   RiverSource Variable Portfolio - Mid Cap Growth Fund
   RiverSource Variable Portfolio - Mid Cap Value Fund
   RiverSource Variable Portfolio - New Dimensions Fund
   RiverSource Variable Portfolio - S&P 500 Index Fund
   RiverSource Variable Portfolio - Small Cap Advantage Fund
   RiverSource Variable Portfolio - Strategy Aggressive Fund

AXP Variable Portfolio - Managed Series, Inc.
   RiverSource Variable Portfolio - Balanced Fund
   RiverSource Variable Portfolio - Diversified Equity Income Fund

AXP Variable Portfolio - Money Market Series, Inc.
   RiverSource Variable Portfolio - Cash Management Fund

AXP Variable Portfolio - Partners Series, Inc.
   RiverSource Variable Portfolio - Select Value Fund
   RiverSource Variable Portfolio - Small Cap Value Fund

AXP Variable Portfolio - Select Series, Inc.
   RiverSource Variable Portfolio - Core Equity Fund

Growth Trust
       Growth Portfolio
       Growth Trends Portfolio

Growth and Income Trust
       Balanced Portfolio

       Equity Portfolio
       Equity Income Portfolio
       Total Return Portfolio

Income Trust
       Government Income Portfolio
       High Yield Portfolio
       Quality Income Portfolio

Tax-Free Income Trust
       Tax-Free High Yield Portfolio

World Trust
       Emerging Markets Portfolio
       World Growth Portfolio
       World Income Portfolio
       World Technologies Portfolio